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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-52475 of McClatchy Newspapers, Inc. on Form S-3 of our report dated February 1, 1994, included in the Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1993, and to the use of our report dated February 1, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE
Sacramento, California
May 5, 1994